Exhibit 99.01
FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Manager, Public Relations
(714) 885-3697	(714) 885-3828
EMULEX ANNOUNCES SECOND QUARTER FISCAL 2009 RESULTS

     COSTA MESA, Calif., January 27, 2009 — Emulex Corporation (NYSE:ELX), today announced results for its second fiscal quarter ended December 28, 2008.
Second Quarter Financial Highlights
•	Total net revenues of $108.7 million

•	Host Server Product net revenues of $81.1 million — 75% of total net revenues

•	Embedded Storage Product net revenues of $27.5 million — 25% of total net revenues

•	GAAP gross margin of 61% and non-GAAP gross margin of 65%

•	GAAP operating income of $10.2 million, or 9% of total net revenues, and non-GAAP operating income of $22.8 million, or 21% of total net revenues

•	GAAP diluted earnings per share of $0.13 and non-GAAP diluted earnings per share of $0.23

•	Cash, cash equivalents and investments of $285.2 million

•	Inventory turnover of 11.5 times
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Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

Business Highlights
•	IBM selected Emulex’s 8Gb/s Fibre Channel HBAs for its IBM Power Systems servers

•	Emulex was named one of the 20 most strategic storage vendors by Everything Channel’s CRN (Channel Reseller News) Magazine

•	EMC qualified Emulex FCoE CNAs, which are now available through EMC Select

•	Emulex FCoE CNAs qualified under the IBM ServerProven® Program and deemed compatible with IBM System x servers

•	Oracle and Emulex jointly developed open source code that prevents silent data corruption, which was accepted into the Linux kernel

•	Emulex delivered a PRO-Enabled Management Pack tailored for Microsoft System Center Virtual Machine Manager 2008

•	NetApp certified Emulex’s FCoE CNAs for use with its new native FCoE and Fibre Channel SAN storage solutions

•	Emulex delivered Fibre Channel HBAs and FCoE CNAs for Sun Microsystem’s COMSTAR Project supporting OpenSolaris environments

•	Pillar Data Systems deployed Emulex’s InSpeed® SOC 422 Embedded Storage Switches across its complete line of Axiom storage systems
Financial Results
     Second quarter total net revenues were $108.7 million, a decrease of 17% from the comparable quarter of last year and a 3% sequential decrease. Second quarter GAAP net income was $10.5 million, or $0.13 per diluted share, compared to GAAP net income of $17.6 million, or $0.21 per diluted share, reported in Q2 of fiscal 2008 and GAAP net income of $7.5 million, or $0.09 per share, in Q1 of fiscal 2009. Non-GAAP net income for the second quarter, which excludes amortization of intangibles, stock-based compensation, and severance expenses and associated costs, was $18.8 million, or $0.23 per diluted share. Non-GAAP net income per diluted share decreased 32% from $0.34

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

per diluted share reported in Q2 of fiscal 2008, but increased 5% sequentially from $0.22 per diluted share reported in Q1 of fiscal 2009. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     President and CEO Jim McCluney commented, “Our team did a good job of managing costs this past quarter and, looking forward, we are committed to remaining cash flow positive throughout this economic downturn. I hope this performance provides investors and employees confidence in our ability to effectively operate despite a deteriorated sales environment.”
     Changing topics, Mr. McCluney added, “I am pleased to welcome two recent additions to our executive team. Jeff Hoogenboom joins us as our new SVP of Worldwide Sales and Steve Daheb has signed on as our Chief Marketing Officer. Both men bring excellent experience and high energy to their positions. I feel comfortable that we have the right team and a strong strategy in place that puts Emulex in an excellent position to execute our business plan and continue to succeed as a company.”
Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including the economic uncertainty resulting from recent disruptions in global credit and equity markets and a related downturn in technology spending, Emulex is providing guidance for its third fiscal quarter ending March 29, 2009. For third quarter fiscal 2009, Emulex is forecasting total net revenues in the range of $78-$85 million. The Company expects non-GAAP gross margin will be approximately 66% and non-GAAP earnings per diluted share could amount to $0.02-$0.05 in the third quarter. On a GAAP basis, Emulex expects gross margin of approximately 60% and diluted third quarter loss per share of $0.05-$0.08 per diluted share. GAAP estimates reflect approximately $0.10 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation for the third quarter.

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

About Emulex
     Emulex Corporation creates enterprise-class products that connect storage, servers and networks. Emulex is a leading supplier of a broad range of advanced storage networking infrastructure solutions. The world’s leading server and storage providers rely on Emulex’s award-winning HBAs, intelligent storage platforms and embedded storage products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high-performance storage and server solutions. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

Note Regarding Non-GAAP Financial Information. To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the second fiscal quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
      Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) impairment of intangibles. At the time of an acquisition, the intangible assets are recorded at fair value and subsequently amortized over their estimated useful lives. The Company believes that the amortization of intangibles does not constitute part of its core business because it generally represents costs incurred by the acquired company to build value prior to acquisition and as such it is effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, they will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. The Company has incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. As the costs related to these terminated employees are not expected in the future, the Company believes they do not accurately reflect the costs of operation of the Company’s core business. As a result, the Company believes that the exclusion of such severance and related costs from the calculation of non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs. Furthermore, with respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of non-GAAP gross margin that excludes such charges is useful to management and investors in

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets is infrequent in nature and is unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures or, as described above, the Company has limited control over the timing and amount of the expenditures being discussed. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of other intangibles, (ii) stock-based compensation, and (iii) severance and associated costs. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, stock-based compensation, and severance and associated costs is useful to investors and the Company for the same reasons as described above with respect to non-GAAP gross margin.
     The Company believes disclosure of non-GAAP operating expenses has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) impairment of intangible assets. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, stock-based compensation, severance and associated costs, and impairment of intangible assets is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin and non-GAAP operating expenses.

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

     The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) impairment of intangible assets, and (iv) severance and associated costs. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income.
     The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, are unlikely to be recurring and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for our customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007

Net revenues	$108,661	$130,622	$220,357	$247,692
Cost of sales	42,676	48,880	84,420	98,023

Gross profit	65,985	81,742	135,937	149,669

Operating expenses:
Engineering and development	31,101	31,477	65,884	62,764
Selling and marketing	13,270	13,740	27,786	26,644
General and administrative	9,548	8,808	18,964	17,377
Amortization of other intangible assets	1,851	2,280	3,938	4,918

Total operating expenses	55,770	56,305	116,572	111,703

Operating income	10,215	25,437	19,365	37,966

Nonoperating income:
Interest income	1,224	3,487	3,073	6,796
Interest expense	(34)	(7)	(36)	(11)
Other income (expense), net	(127)	—	197	61

Total nonoperating income	1,063	3,480	3,234	6,846

Income before income taxes	11,278	28,917	22,599	44,812

Income tax provision	761	11,273	4,581	16,997

Net income	$10,517	$17,644	$18,018	$27,815

Net income per share:
Basic	$0.13	$0.22	$0.22	$0.34

Diluted	$0.13	$0.21	$0.22	$0.33

Number of shares used in per share computations:
Basic	80,169	81,885	80,604	82,254

Diluted	81,248	83,809	82,068	84,305

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 28,	June 29,
	2008	2008

Assets

Current assets:
Cash and cash equivalents	$231,261	$217,017
Investments	53,972	133,182
Accounts and other receivables, net	64,586	61,634
Inventories	14,869	19,336
Prepaid income taxes	14,524	26
Other prepaid expenses	6,472	5,079
Deferred income taxes	18,728	20,773

Total current assets	404,412	457,047

Property and equipment, net	77,443	73,580
Investments	—	150
Goodwill and intangible assets, net	141,718	155,142
Deferred income taxes	13,279	5,481
Other assets	9,389	7,656

	$646,241	$699,056

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$13,856	$23,714
Accrued liabilities	25,924	26,363
Income taxes payable	—	37,528

Total current liabilities	39,780	87,605

Other liabilities	4,712	3,633
Accrued taxes	35,299	31,979

Total liabilities	79,791	123,217

Total stockholders’ equity	566,450	575,839

	$646,241	$699,056

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q2 FY 2009	% Total	Q2 FY 2008	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change

Revenues from OEM customers	$87,410	80%	$96,314	74%	(9%)
Revenues from distribution	21,173	20%	34,111	26%	(38%)
Other	78	nm	197	nm	nm

Total net revenues	$108,661	100%	$130,622	100%	(17%)

United States	$41,499	38%	$52,181	40%	(20%)
Europe, Middle East and Africa	37,380	34%	44,324	34%	(16%)
Asia-Pacific	28,084	26%	32,967	25%	(15%)
Rest of world	1,698	2%	1,150	1%	48%

Total net revenues	$108,661	100%	$130,622	100%	(17%)

nm	– not meaningful
Summary of Stock-based Compensation:

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
($000s)	2008	2007	2008	2007

Cost of sales	$365	$336	$710	$673
Engineering & development	2,636	2,966	5,782	6,020
Selling & marketing	956	1,476	1,971	2,855
General & administrative	1,792	2,362	4,056	4,543

Total stock-based compensation	$5,749	$7,140	$12,519	$14,091

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
	2008	2007	2008	2007

GAAP gross margin	60.7%	62.6%	61.7%	60.4%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.3%	0.2%	0.3%	0.3%
Amortization of intangibles	4.4%	4.8%	4.3%	5.1%
Severance and associated costs	0.0%	—	0.1%	—
Impairment of intangibles	—	—	—	1.3%

Non-GAAP gross margin	65.4%	67.6%	66.4%	67.1%

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
($000s)	2008	2007	2008	2007

GAAP operating expenses, as presented above	$55,770	$56,305	$116,572	$111,703

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses
Stock-based compensation	(5,384)	(6,804)	(11,809)	(13,418)
Amortization of other intangibles	(1,851)	(2,280)	(3,938)	(4,918)
Severance and associated costs	(262)	—	(2,656)	—

Impact on operating expenses	(7,497)	(9,084)	(18,403)	(18,336)

Non-GAAP operating expenses	$48,273	$47,221	$98,169	$93,367

Reconciliation of GAAP operating income to non-GAAP operating income:

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
($000s)	2008	2007	2008	2007

GAAP operating income, as presented above	$10,215	$25,437	$19,365	$37,966

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	5,749	7,140	12,519	14,091
Amortization of intangibles	6,582	8,554	13,400	17,631
Severance and associated costs	262	—	2,861	—
Impairment of intangible assets	—	—	—	3,097

Impact on operating income	12,593	15,694	28,780	34,819

Non-GAAP operating income	$22,808	$41,131	$48,145	$72,785

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
($000s)	2008	2007	2008	2007

GAAP net income, as presented above	$10,517	$17,644	$18,018	$27,815

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	5,749	7,140	12,519	14,091
Amortization of intangibles	6,582	8,554	13,400	17,631
Severance and associated costs	262	—	2,861	—
Impairment of intangibles	—	—	—	3,097
Income tax effect of above items	(4,340)	(5,089)	(9,669)	(11,595)

Impact on net income	8,253	10,605	19,111	23,224

Non-GAAP net income	$18,770	$28,249	$37,129	$51,039

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share:

	Three Months Ended		Six Months Ended
	December 28,	December 30,	December 28,	December 30,
(Shares in 000s)	2008	2007	2008	2007

GAAP diluted earnings per share, as presented above	$0.13	$0.21	$0.22	$0.33

Items excluded from GAAP diluted earnings per share to calculate non-GAAP diluted earnings per share, net of tax effect:
Stock-based compensation	0.05	0.07	0.11	0.13
Amortization of intangibles	0.05	0.06	0.10	0.13
Severance and associated costs	0.00	—	0.02	—
Impairment of intangibles	—	—	—	0.02
Impact on diluted earnings per share	0.10	0.13	0.23	0.28

Non-GAAP diluted earnings per share	$0.23	$0.34	$0.45	$0.61

Diluted shares used in non-GAAP per share computations	81,248	83,809	82,068	84,305

Emulex Announces Second Quarter Fiscal 2009 Results
January 27, 2009

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months
Ending
March 29, 2009
Non-GAAP diluted earnings per share guidance	$0.02 - $0.05

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted loss per share guidance:
Amortization of intangibles	0.05
Stock-based compensation	0.05

GAAP diluted loss per share guidance	$(0.05) - $(0.08)

Forward-Looking Gross Margin Reconciliation:

Guidance for
Three Months
Ending
March 29, 2009
Non-GAAP gross margin guidance	66%

Items excluded from non-GAAP gross margin to calculate GAAP gross margin guidance:
Amortization of intangibles	6%
Stock-based compensation	0%

GAAP gross margin guidance	60%